UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2003

RENAL CARE GROUP, INC

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27640	62-1622383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue
Suite 600
Nashville, TN 37203
(Address of Principal Executive Offices, including Zip Code)

(615) 345-5500
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 NEWS RELEASE DATED AUGUST 12, 2003

Item 5.     Other Events.

     On August 12, 2003, Renal Care Group, Inc. (the “Company”) issued a news release announcing that the Board of Directors authorized an extension of its stock repurchase program through December of 2004 and an increase in the plan from $200 million to $250 million. Such news release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	None.

(b)	None.

(c)	Exhibits:

99.1 News Release dated August 12, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.

By: /s/ R. Dirk Allison R. Dirk Allison Executive Vice President

Dated: August 12, 2003

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

99.1	News Release issued August 12, 2003, regarding an extension of the Company’s stock repurchase program and an increase in the authorized amount to $250 million.